UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 23, 2008
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 West Pike Street,	45334-0629
Jackson Center, Ohio (Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On May 23, 2008, Thor Industries, Inc. (the “Company”) granted Mr. Richard E. Riegel III options to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”). The stock options will vest over a three year period in one-third increments on the first, second and third anniversaries of the date of grant. The stock options were priced at an exercise price of $26.79 per share, the closing price of the Company’s common stock as of the date of grant. The terms of the stock options are governed by the Plan and a Stock Option Agreement, the form of which is filed as Exhibit 10.3 to the Company’s Form 8-K filed on May 6, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: May 30, 2008	By:	/s/ Christian G. Farman
		Name:	Christian G. Farman
		Title:	Senior Vice President and Chief Financial Officer